Exhibit 99.1

Independent Auditor’s Report

To the Board of Directors
CTPartners Executive Search Inc.
Cleveland, Ohio

Report on the Financial Statements
We have audited the accompanying financial statements of Park Brown International Pty Ltd which comprise the balance sheet of as of June 30, 2014, and the related statements of income, changes in members' equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Park Brown International Pty Ltd as of June 30, 2014, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ McGladrey LLP
Cleveland, Ohio
September 15, 2014

PARK BROWN INTERNATIONAL PTY LTD
BALANCE SHEET
(Amounts in Australian Dollars)

June 30, 2014
Assets
Current assets
Cash	$758,240
Trade receivables, net	157,812
Deferred income taxes	58,279
Other current assets	29,395
Total current assets	1,003,726

Non-current assets
Property, plant and equipment (net)	19,295
Intangible assets, net	2,023
Other assets	86,504
Total non-current assets	107,822
Total assets	$1,111,548

Liabilities and Members' Equity (Deficit)
Current Liabilities
Accounts payable	$560
Accrued expenses	38,850
Business taxes payable	232,454
Income taxes payable	175,016
Total current liabilities	446,880
Members' Equity
Retained earnings	664,468
Share capital	200
Total Members' Equity	664,668
Total Liabilities and Members' Equity	$1,111,548

See Notes to Financial Statements.

PARK BROWN INTERNATIONAL PTY LTD
STATEMENT OF INCOME
(Amounts in Australian Dollars)

Year Ended June 30, 2014
Revenues
Fee revenue	$3,350,971
Reimbursable expenses	77,538
Total revenue	3,428,509
Operating Expenses
Compensation and benefits	1,943,600
General and administrative	473,337
Reimbursable expenses	106,614
Total operating expenses	2,523,551
Operating income	904,958
Other expense, net	(3,041)
Income before income taxes	901,917
Income tax expense	(277,381)
Net income	$624,536

See Notes to Financial Statements.

PARK BROWN INTERNATIONAL PTY LTD
STATEMENT OF CHANGES IN MEMBERS' EQUITY
(Amounts in Australian Dollars)

Year Ended June 30. 2014
Balance, July 1, 2013	$723,874
Net income	624,536
Dividend payment	(683,742)
Balance, June 30, 2014	$664,668

See Notes to Financial Statements.

PARK BROWN INTERNATIONAL PTY LTD
STATEMENT OF CASH FLOWS
(Amounts in Australian Dollars)

Year Ended June 30, 2014
Cash Flows from Operating Activities
Net income	$624,536
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	33,935
Changes in operating assets and liabilities:
Trade receivables	216,082
Deferred income taxes	(58,279)
Other assets	(2,006)
Accounts payable	(40,357)
Business taxes payable	141,123
Income taxes payable	108,374
Accrued expenses	(21,773)
Net cash provided by operating activities	1,001,635
Cash Flows from Investing Activities
Sale of investment	32,714
Purchase of property, plant and equipment	(3,364)
Net cash provided by investing activities	29,350
Cash Flows from Financing Activities
Dividends paid	(683,742)
Net cash used in financing activities	(683,742)
Net increase in cash	347,243
Cash:
Beginning	410,997
Ending	$758,240

Supplemental Disclosure of Cash Flow Information

Year Ended June 30, 2014
Cash paid for income taxes	$227,286

See Notes to Financial Statements.

PARK BROWN INTERNATIONAL PTY
NOTES TO FINANCIAL STATEMENTS
(Amounts in Australian Dollars)

Note 1. Basis of Presentation
Park Brown International Pty Ltd ("Park Brown") is an executive search firm focusing on the energy, natural resources and infrastructure sectors. The Company is based in Perth, Australia.

The accompanying balance sheet and statements of income, changes in members' equity, and cash flows have been prepared in conformity with accounting principles generally accepted in the United States of America ("US GAAP") for the purpose of complying with Rule 3-05 of Regulation S-X of the U.S. Securities and Exchange Commission for the acquisition of a business. Financial statements include the accounts of Park Brown International Pty Ltd.

Note 2. Summary of Significant Accounting Policies

Use of Estimates. The preparation of financial statements in conformity with US GAAP requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash. Park Brown maintains balances at financial institutions which may, at times, exceed amounts insured by the Australian government. The Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents.

Trade Receivables. Park Brown extends credit to customers under normal trade agreements. Accounts are evaluated for collectibility, and reserves are established when deemed necessary. As of June 30, 2014, allowance for doubtful accounts was $36,600 AUD.

Other Assets. Other assets consist primarily of a security deposit associated with the lease of real estate, and certain prepaid expenses.

Fixed Assets. Depreciation is provided using the straight-line method over the useful life of equipment, or in the case of leasehold improvements, the shorter of the life of the improvement or the length of the lease as follows:

Office furniture, fixtures and equipment	5-7 years

Following table provides the detail as of June 30, 2014:

In Australian Dollars
Office furniture, fixtures and equipment	$166,689
Accumulated depreciation, net	(147,394)
Property, plant and equipment, net	$19,295

Office furniture, fixtures and equipment are carried at cost less allowances for depreciation and amortization. Ordinary maintenance and repairs are charged against earnings when incurred. Additions and major repairs are capitalized if they extend the useful life of the related asset. Depreciation expense for the year ended June 30, 2014 was $12,649, and loss on sale of assets was $21,286.

Revenue Recognition. Substantially all revenue is derived from fees for professional services related to executive search services. Revenue is recognized when there is evidence of an arrangement, the fee is fixed and determinable, collectability is reasonably assured, and the services have been delivered to the clients.

Reimbursements. Park Brown incurs out-of-pocket expenses that are generally reimbursed by its clients, which are accounted for as revenue in its statement of income.

Income taxes. Income taxes are accounted for under the liability method whereby deferred income tax assets and liabilities are recognized for temporary differences between the income tax and accounting bases of assets and liabilities, as well as for the benefit of losses available to be carried forward to future years for income tax purposes. Deferred income tax assets are recognized only to the extent that, in the opinion of management, it is more likely than not that the deferred income tax assets

PARK BROWN INTERNATIONAL PTY
NOTES TO FINANCIAL STATEMENTS
(Amounts in Australian Dollars)

will be realized. Deferred income tax assets and liabilities are measured using enacted income tax rates to be recovered or settled. Deferred income tax assets and liabilities are adjusted for the effects of changes in income tax laws and enacted income tax rates in the period in which the change occurs.

Business taxes payable. Business taxes payable consist of pay as you go withholdings related to payroll and goods & service taxes in Australia.  Amounts are calculated and paid quarterly.

Note 3. Commitments and Contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There is no material litigation nor to management's knowledge is any material litigation currently threatened against the property other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

Park Brown is obligated under an operating lease for office space through July 2017. Future annual required rental payments as of June 30, 2014 are as follows:

In Australian Dollars
2015	165,601
2016	166,134
2017	172,225
2018	14,398
2019	—
Thereafter	—

Note 4. Income taxes. The components of the income tax provision (benefit) are as follows for the year ended June 30, 2014:

Current	$377,514
Deferred	(100,133)
$277,381

The Company did not record a valuation allowance against its deferred tax assets as of June 30, 2014 as the Company believes it is more likely than not that the deferred tax assets will be realized.

Deferred income taxes are presented in the balance sheet at June 30, 2014 as follows:

Net current assets	$58,279

The following table sets forth the deferred tax assets at June 30, 2014:

Trade receivables	$42,518
Accrued expenses	15,761
$58,279

Note 5. Subsequent events. On July 1, 2014 all of the outstanding shares of Park Brown were acquired by CTPartners Executive Search Inc. Management evaluated subsequent events through September 11, 2014, the date the financial statements were available to be issued.